MASTERS' SELECT EQUITY FUND
                           MASTERS' SELECT FUNDS TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                        ---------------------------------

     THIS INVESTMENT SUB-ADVISORY AGREEMENT is made as of the 27th day of October, 2003 by and between LITMAN/GREGORY FUND ADVISORS, LLC (the "Advisor") and TCW Investment Management Company (the "Sub-Advisor").

                                   WITNESSETH:

     WHEREAS, the Advisor has been retained as the investment adviser to the Masters' Select Equity Fund (the "Fund"), a series of the Masters' Select Funds Trust (the "Trust"), an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Advisor has been authorized by the Trust to retain one or more investment advisers (each an "investment manager") to serve as portfolio managers for a specified portion of the Fund's assets (the "Allocated Portion"); and

     WHEREAS, the Sub-Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and is engaged in the business of supplying investment advisory services as an independent contractor; and

     WHEREAS, the Fund and the Advisor desire to retain the Sub-Advisor as an investment manager to render portfolio advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Sub-Advisor desires to furnish said advice and services; and

     WHEREAS, the Trust and the Fund are third party beneficiaries of such arrangements;

     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, which shall include the Trust on behalf of the Fund for purposes of the indemnification provisions of section 11 hereof, intending to be legally bound hereby, mutually agree as follows:

     1. Appointment of Sub-Advisor.

     (a) The Advisor hereby employs the Sub-Advisor, and the Sub-Advisor hereby accepts such employment, to render investment advice and related services with respect to the Allocated Portion of the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Advisor and the Trust's Board of Trustees.

     (b) The Sub-Advisor's employment shall be solely with respect to an Allocated Portion of the Fund's assets, such Allocated Portion to be specified by the Advisor and subject to periodic increases or decreases at the Advisor's sole discretion. The Advisor acknowledges that the Sub-Advisor shall seek to invest such increases to the Allocated Portion as soon as practicable, subject to market conditions and investment opportunities.

     (c) Nature of Fund. The Sub-Advisor and the Advisor both acknowledge that the Fund is a mutual fund that operates as a series of an open-end series investment company under the plenary authority of the Trust's Board of Trustees. In managing the Allocated Portion, the Sub-Advisor shall do so subject always to the plenary authority of the Board of Trustees.

     2. Duties of Sub-Advisor.

     (a) General Duties. The Sub-Advisor shall act as one of several investment managers to the Fund and shall invest the Sub-Advisor's Allocated Portion of the assets of the Fund in accordance with the investment objectives, policies and restrictions of the Fund as set forth in the Trust's Agreement and Declaration of Trust and By-Laws; the Fund's prospectus, statement of additional information and undertakings and such other limitations, policies and procedures as the Advisor or the Trustees of the Trust may impose from time to time in writing to the Sub-Advisor. In providing such services, the Sub-Advisor shall at all times adhere to the provisions and restrictions contained in the federal securities laws, applicable state securities laws, the Internal Revenue Code, and other applicable law. Advisor shall provide to the Sub-Advisor such information with respect to the Fund such that the Sub-Advisor will be able to maintain compliance with applicable regulations, laws, policies, and restrictions with respect to the Sub-Advisor's Allocated Portion. The Sub-Advisor makes no warranty as to the performance of Sub-Advisor's Allocated Portion.

     Without  limiting the generality of the foregoing,  the Sub-Advisor  shall:
(i) furnish the Fund with advice and recommendations with respect to the investment of the Sub-Advisor's Allocated Portion of the Fund's assets; (ii) effect the purchase and sale of portfolio securities for the Sub-Advisor's Allocated Portion; (iii) determine that portion of Manager's Allocated Portion that will remain uninvested, if any; (iv) manage and oversee the investments of the Sub-Advisor's Allocated Portion, subject to the ultimate supervision and direction of the Trust's Board of Trustees; (v) vote proxies, file required ownership reports, and take other actions with respect to the securities in the Sub-Advisor's Allocated Portion; (vi) maintain the books and records required to be maintained with respect to the securities in the Sub-Advisor's Allocated Portion; (vii) furnish reports, statements and other data on securities, economic conditions and other matters related to the investment of the Fund's assets which the Advisor, the Trustees, or the officers of the Trust may reasonably request in writing; and (viii) render to the Trust's Board of Trustees such periodic and special reports with respect to the Sub-Advisor's Allocated Portion as the Board may reasonably request.

     (b) Brokerage. With respect to the Sub-Advisor's Allocated Portion, the Sub-Advisor shall be responsible for broker-dealer selection and for negotiation of brokerage commission rates. The Sub-Advisor may direct orders to an affiliated person of the Sub-Advisor or to any other broker-dealer who has been identified by the Advisor to the Sub-Advisor as an affiliate of any other investment manager without prior authorization to use such affiliated broker or dealer by the Trust's Board of Trustees, provided that the Sub-Advisor does so in a manner consistent with Sections 17(a) and 17(e) of the Investment Company Act, Rule 17e-l thereunder and the Rule 17e-1 procedures adopted by the Trust (a copy of which shall be provided by the Advisor). The Sub-Advisor's primary consideration in effecting a securities transaction will be best execution. In selecting a broker-dealer to execute each particular transaction, the Sub-Advisor may take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

     Subject to such policies as the Advisor and the Board of Trustees of the Trust may determine, the Sub-Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides (directly or indirectly) brokerage or research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer should have charged for effecting that transaction, if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Advisor's or the Advisor's overall responsibilities with respect to the Fund. The Sub-Advisor is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers or dealers who also provide research or statistical material, or other services, to the Trust, the Advisor, any affiliate of either, or the Sub-Advisor. Such allocation shall be in such amounts and proportions as the Sub-Advisor shall determine, and the Sub-Advisor shall report on such allocations regularly to the Advisor and the Trust, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

     On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner it considers to be the most equitable and consistent. With its fiduciary obligations to the Fund and to such other clients.

     (c) Proxy Voting. The Advisor hereby delegates to the Sub-Advisor, the Advisor's discretionary authority to exercise voting rights with respect to the securities and other investments in the Allocated Portion. The Sub-Advisor's proxy voting policies shall comply with any rules or regulations promulgated by the SEC. The Sub-Advisor shall maintain and preserve a record, in an easily-accessible place for a period of not less than three (3) years (or longer, if required by law), of the Sub-Advisor's voting procedures, of the Sub-Advisor's actual votes, and such other information required for the Fund to comply with any rules or regulations promulgated by the SEC. The Sub-Advisor shall supply updates of this record to the Advisor or any authorized representative of the Advisor, or to the Fund on a quarterly basis (or more frequently, if required by law). The Sub-Advisor shall provide the Advisor and the Fund with information regarding the policies and procedures that the Sub-Advisor uses to determine how to vote proxies relating to the Allocated Portion. The Fund may request that the Sub-Advisor vote proxies for the Allocated Portion in accordance with the Fund's proxy voting policies.

     (d) Books and Records. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by Rule 31a-1 under the Investment Company Act with respect to the Fund and to preserve the records required by Rule 204-2 under the Advisers Act with respect to the Fund for the period specified in the Rule.

     (e) Custody. Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee or as otherwise provided in the Fund's custody agreement. The Fund shall notify the Sub-Advisor of the identity of its custodian bank and shall give the Sub-Advisor fifteen
(15) days' written notice of any changes in such custody arrangements. Neither the Sub-Advisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash or securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank. The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Sub-Advisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Sub-Advisor with all operational information necessary for the Sub-Advisor to trade on behalf of the Fund.

     (f) (1) Consulting with Certain Affiliated Sub-Advisors. With respect to any transaction the Fund enters into with an affiliated sub-advisor (or an affiliated person of such sub-advisor) in reliance on Rule l0f-3, Rule 17a-10 or Rule 12d3-1 under the Investment Company Act, the Sub-Advisor agrees that it will not consult with the affiliated sub-advisor concerning such transaction, except to the extent necessary to comply with the percentage limits of paragraphs (a) and (b) of Rule 12d3-1.

     (2) Transactions Among Sub-Advisors of the Fund. In any case in which there are two or more sub-advisors responsible for providing investment advice to the Fund, the Sub-Advisor may enter into a transaction on behalf of the Fund with another sub-advisor of the Fund (or an affiliated person of such sub-advisor) in reliance on Rule l0f-3, Rule 17a-10 or Rule 12d3-l under the Investment Company Act, only if (i) the Sub-Advisor, under the terms of this Agreement, is responsible for providing investment advice with respect to its Allocated Portion, and (ii) the other sub-advisor is responsible for providing investment advice with respect to a separate portion of the portfolio of the Fund.

     3. Representations of Sub-Advisor.

     (a)  Sub-Advisor  shall  use  its  reasonable   judgment  and  commercially
reasonable best efforts in rendering the advice and services to the Fund as contemplated by this Agreement.

     (b) Sub-Advisor shall maintain all licenses and registrations necessary to perform its duties hereunder in good order.

     (c) Sub-Advisor shall conduct its operations at all times in conformance with the Investment Advisers Act, the Investment Company Act and any other applicable state and/or self-regulatory organization regulations.

     (d) Sub-Advisor shall be covered by errors and omissions insurance. The company self-retention or deductible shall not exceed reasonable and customary standards, and Sub-Advisor agrees to notify Advisor in the event the aggregate coverage of such insurance in any annual period is reduced below $10,000,000.

     (e) The Sub-Advisor represents and warrants to the Advisor and the Fund that (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the Sub-Advisor's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Advisor or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Sub-Advisor and when executed and delivered by the Sub-Advisor will be the legal, valid and binding obligation of the Sub-Advisor, enforceable against the Sub-Advisor in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

     4. Independent Contractor. The Sub-Advisor shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust, the Fund, or the Advisor in anyway, or in any way be deemed an agent for the Trust, the Fund, or the Advisor. It is expressly understood and agreed that the services to be rendered by the Sub-Advisor to the Fund under the provisions of this Agreement are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     5. Sub-Advisors Personnel. The Sub-Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Advisor shall be deemed to include persons employed or retained by the Sub-Advisor to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice, and assistance as the Sub-Advisor, the Advisor or the Trust's Board of Trustees may desire and reasonably request.

     6. Expenses.

     (a) The Sub-Advisor shall be responsible for (i) providing the personnel, office space, and equipment reasonably necessary to fulfill its obligations under this Agreement.

     (b) In the event this Agreement is terminated by an assignment in the nature of a change of control as contemplated by Section 14(b) hereof, and the parties agree to enter into a new agreement, the Sub-Advisor shall be responsible for (i) the reasonable costs of any special notifications to the Fund's shareholders and any special meetings of the Trust's Board of Trustees convened for the primary benefit of the Sub-Advisor, or (ii) its fair share of the costs of any special meetings required for the benefit of the Sub-Advisor as well as for other purposes.

     (c) To the extent the Sub-Advisor incurs any costs by assuming expenses which are an obligation of the Advisor or the Fund, the Advisor or the Fund shall promptly reimburse the Sub-Advisor for such costs and expenses. To the extent the Sub-Advisor performs services for which the Fund or the Advisor is obligated to pay, the Sub-Advisor shall be entitled to prompt reimbursement in such amount as shall be negotiated between the Sub-Advisor and the Advisor but shall, under no circumstances, exceed the Sub-Advisor's actual costs for providing such services.

     7. Investment Sub-Advisory Fee.

     (a) The Advisor shall pay to the Sub-Advisor, and the Sub-Advisor agrees to accept, as full compensation for all investment advisory services furnished or provided to the Fund pursuant to this Agreement, an annual sub-advisory fee based on the Sub-Advisor's Allocated Portion, as such Allocated Portion may be adjusted from time to time. Such fee shall be paid at the annual rate of 0.60% of the net assets of the Fund attributable to the Sub-Advisor's Allocated Portion, computed on the value of such net assets as of the close of business each day.

     (b) The sub-advisory fee shall be paid by the Advisor to Sub-Advisor monthly in arrears on the tenth business day of each month.

     (c) The initial fee under this Agreement shall be payable on the tenth business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Sub-Advisor shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     (d) The fee payable to the Sub-Advisor under this Agreement will be reduced to the extent of any receivable owed by the Sub-Advisor to the Advisor or the Fund.

     8. No Shorting: No Borrowing. The Sub-Advisor agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers or employees of the Sub-Advisor or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Investment Company Act. The Sub-Advisor agrees that neither it nor any of its officers or employees shall borrow from the Fund or pledge or use the Funds assets in connection with any borrowing not directly for the Fund's benefit.

     9. Conflicts with Trust's Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Trust or the Fund to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and the Fund. In this connection, the Sub-Advisor acknowledges that the Advisor and the Trust's Board of Trustees retain ultimate plenary authority over the Fund, including the Allocated Portion, and may take any and all actions necessary and reasonable to protect the interests of shareholders.

     10. Reports and Access. The Sub-Advisor agrees to supply such information to the Advisor and to permit such compliance inspections by the Advisor or the Fund as shall be reasonably necessary to permit the administrator to satisfy its obligations and respond to the reasonable requests of the Trustees.

     11. Standard of Care. Liability and Indemnification.

     (a) The Sub-Advisor shall exercise reasonable care and prudence in fulfilling its obligations under this Agreement.

     (b) The Sub-Advisor shall have responsibility for any material inaccuracies or omissions in the statements furnished by the Sub-Advisor for use by the Advisor in the Fund's offering materials (including the prospectus, the statement of additional information, advertising and sales materials) that pertain to the Sub-Advisor and the investment of the Sub-Advisor's Allocated Portion of the Fund. The Sub-Advisor shall have no responsibility or liability with respect to other disclosures.

     (c) The Sub-Advisor shall be liable to the Fund for any loss (including brokerage charges) incurred by the Fund as a result of the Sub-Advisor's negligence in connection with any investment in the Allocated Portion in violation of Section 2 (a) and (b) hereof.

     (d) Except as otherwise provided in this Agreement, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Sub-Advisor, the Sub-Advisor shall not be subject to liability to the Advisor, the Trust, or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that maybe sustained in the purchase, holding or sale of any security by the Fund.

     (e) Except as otherwise provided in this Agreement, including without limitation paragraphs (c) and (d) above, each party to this Agreement (as an "Indemnifying Party"), including the Trust on behalf of the Fund, shall indemnify and hold harmless the other party and the shareholders, directors, officers, and employees of the other party (any such person, an "Indemnified Party") against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage, or expense and reasonable counsel fees incurred in connection therewith) arising out of the Indemnifying Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

     If indemnification is to be sought hereunder, then the Indemnified Party shall promptly notify the Indemnifying Party of the assertion of any claim or the commencement of any action or proceeding in respect thereof; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may otherwise have to the Indemnified Party provided such failure shall not affect in a material adverse manner the position of the Indemnifying Party or the Indemnified Party with respect to such claim. Following such notification, the Indemnifying Party may elect in writing to assume the defense of such action or proceeding and, upon such election, it shall not be liable for any legal costs incurred by the Indemnified Party (other than reasonable costs of investigation previously incurred) in connection therewith, unless (i) the Indemnifying Party has failed to provide counsel reasonably satisfactory to the Indemnified Party in a timely manner or (ii) counsel which has been provided by the Indemnifying Party reasonably determines that its representation of the Indemnified Party would present it with a conflict of interest.

     The provisions of this paragraph 11(e) shall not apply in any action where the Indemnified Party is the party adverse, or one of the parties adverse, to the other party.

     (f) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or officer of the Advisor or the Sub-Advisor, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

     12. Non-Exclusivity: Trading for Sub-Advisor's Own Account: Code of Ethics. The Advisor's employment of the Sub-Advisor is not an exclusive arrangement. The Advisor anticipates that it will employ other individuals or entities to furnish it with the services provided for herein. Likewise, the Sub-Advisor may act as investment adviser for any other person, and shall not in any way be limited or restricted from buying, selling, or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting, provided, however, that the Sub-Advisor expressly represents that it will undertake no activities which will adversely affect the performance of its obligations to the Fund under this Agreement; and provided further that the Sub-Advisor will adhere to a code of ethics governing employee trading and trading for proprietary accounts that conforms to the requirements of the Investment Company Act and the Investment Advisers Act, a copy of which has been provided to the Board of Trustees of the Trust. The Sub-Advisor will make such reports to the Advisor and the Fund as are required by Rule 17j-1 under the Investment Company Act. The Sub-Advisor agrees to provide the Advisor and the Fund with any information required to satisfy the code of ethics reporting or disclosure requirements of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated by the SEC thereunder (the "Sarbanes-Oxley Act"). To the extent the Sub-Advisor adopts or has adopted a separate code of ethics or amends or has amended its code of ethics to comply with such rules or regulations, the Sub-Advisor shall provide the Advisor with a copy of such code of ethics and any amendments thereto.

     13. Term.

     (a) This Agreement shall become effective upon approval by the Board of Trustees of the Trust and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for the Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval, and
(iii) the Advisor. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the Investment Company Act.

     (b) The Fund and its distributor may use the Sub-Advisor's trade name or any name derived from the Sub-Advisor's trade name only in a manner consistent with the nature of this Agreement for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. Within sixty (60) days from such time as this Agreement shall no longer be in effect, the Fund shall cease to use such a name or any other name connected with Sub-Advisor.

     14. Termination: No Assignment.

     (a) This Agreement may be terminated at any time without payment of any penalty, by: the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice to the Sub-Advisor and the Advisor. This Agreement also may be terminated at anytime, without the payment of any penalty, by the Advisor or the Sub-Advisor upon sixty (60) days' written notice to the Trust and the other party. In the event of a termination, Sub-Advisor shall cooperate in the orderly transfer of the Fund's affairs and, at the request of the Board of Trustees, transfer any and all books and records of the Fund maintained by Sub-Advisor on behalf of the Fund.

     (b) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the Investment Company Act.

     15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

     16. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act and the Investment Advisers Act and any rules and regulations promulgated thereunder.

     18. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Sub-Advisor hereto agrees on behalf of itself and its directors, trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Advisor (on behalf of itself and the Fund) and the Trust (a) all records and other information relative to the Fund's prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under
Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "G-L-B Act"), and (2) except after prior notification to and approval in writing by the Advisor or the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Advisor and the Fund and communicated in writing to the Sub-Advisor. Such written approval shall not be unreasonably withheld by the Advisor or the Trust and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

     19. Anti-Money Laundering Compliance. The Sub-Advisor acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any respective implementing regulations (together, "AML Laws"), the Fund has adopted an Anti-Money Laundering Policy. The Sub-Advisor agrees to comply with the Fund's Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Sub-Advisor, now and in the future. The Sub-Advisor further agrees to provide to the Fund and/or the Advisor such reports, certifications and contractual assurances as may be requested by the Fund or the Advisor. The Advisor may disclose information respecting the Sub-Advisor to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

     20. Certifications: Disclosure Controls and Procedures. The Sub-Advisor acknowledges that, in compliance with the Sarbanes-Oxley Act, and the implementing regulations promulgated thereunder, the Fund is required to make certain certifications and has adopted disclosure controls and procedures. To the extent reasonably requested by the Advisor, the Sub-Advisor agrees to use its best efforts to assist the Advisor and the Fund in complying with the Sarbanes-Oxley Act and implementing the Fund's disclosure controls and procedures. The Sub-Advisor agrees to inform the Fund of any material development related to the Allocated Portion that the Sub-Advisor reasonably believes is relevant to the Fund's certification obligations under the Sarbanes-Oxley Act.

     21. Provision of Certain Information by the Sub-Advisor. The Sub-Advisor will promptly notify the Advisor in writing of the occurrence of any of the following events:

     (a) the Sub-Advisor fails to be registered as investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as investment adviser in order to perform its obligations under this Agreement;

     (b) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Advisor or the Fund;

     (c)  the  Sub-Advisor   suffers   financial   impairment  which  materially
interferes with its ability to manage the Allocated Portion or otherwise fulfill its duties under this Agreement;

     (d) the Sub-Advisor, its principal officers or its controlling stockholders are the subject of a government investigation or inquiry, administrative proceeding or any other type of legal action which, under the Investment Company Act, would make it ineligible to serve as an investment adviser to an investment company;

     (e) a change in the Sub-Advisor's personnel materially involved in the management of the Allocated Portion; or

     (f) a change in control or management of the Sub-Advisor.

     22. Confidentiality. The parties to this Agreement shall not, directly or indirectly, permit their respective affiliates, directors, trustees, officers, members, employees, or agents to, in any form or by any means, use, disclose, or furnish to any person or entity, records or information concerning the business of any of the other parties except as necessary for the performance of duties under this Agreement or as required bylaw, without prior written notice to and approval of the relevant other parties, which approval shall not be unreasonably withheld by such other parties.

     23. Counterparts. This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

LITMAN/GREGORY FUND                          TWC INVESTMENT MANAGEMENT, COMPANY
ADVISORS, LLC

By: /s/John M. Coughlan                      By:/s/Alvin R. Albe, Jr.
-------------------------------------------- -----------------------------------
Name:  John M. Coughlan                      Name: Alvin R. Albe, Jr.
Title: Chief Operating Officer               Title: Executive Vice Presiden

                                             By:/s/Michael R. Quinn
                                             Name: Michael R. Quinn
                                             Title: Vice President

As a Third Party Beneficiary,

                          MASTERS' SELECT FUNDS TRUST
on behalf of
MASTERS' SELECT EQUITY FUND

By:/s/John M. Coughlan
----------------------
Name: John M. Coughlan
Title: Treasurer



                           MASTERS' SELECT EQUITY FUND

                              PROTFOLIO GUIDELINES

                        TWC INVESTMENT MANAGEMENT COMPANY


PORTFOLIO OBJECTIVE

Your objective is to manage a portfolio that is representative of your high confidence ideas at any point in time. Your portfolio objective is a long-term growth of capital; that is, the increase in value of the portfolio's investments over the long term. In pursuing the objective please take into account the following guidelines:

Number of Stocks: Your segment of the portfolio must be invested in at least 12 securities and not more then 15 securities at any point in time.

Types of Securities: The fund is intended to be a pure equity fund, with a heavy emphasis on U.S. equities. However, though we do not encourage it, you may, to a limited extent, invest in foreign stocks (not more than 20% of assets).

You may not invest in other investment companies or restricted securities.

Market Caps: Your portion of the portfolio is intended to focus on mid and large-cap companies. While we would your portion of the portfolio to be mostly focused on mid and large-caps, at your discretion, you may invest in any market-cap if warranted by your conviction level.

Diversification: The positions you hold do not have to be equally weighted. However, you may not invest more then 20% (at the time of initial investment) in any one issue. You must notify Litman/Gregory if the industry concentration of your portion's holding exceeds 60%.

With a total of six portfolio managers, the Master's Select Fund itself should be broadly diversified. Litman/Gregory acknowledges that you are not responsible for monitoring or complying with any percentage limitation or restriction measured against the assets of the Fund.

To ensure that the Fund is in compliance with diversification or other portfolio composition requirements, Litman/Gregory may request in writing that you reduce a position or positions in your portion of the portfolio.

Cash Equivalents: We encourage a fully invest posture. However, if you are not able to find stocks which meet your investment criteria you may hold cash equivalents not to exceed 20% of assets. If you want to hold cash in excess of 20% please discuss with Ken Gregory.

Derivatives:  We  discourage  the  use  of  derivatives.   However,  in  unusual
circumstances you may use derivatives for hedging purposes. If you wish to use derivatives to establish a long position please discuss with us first.

OTHER FACTORS

Evaluation and Performance Reporting: We do not expect to evaluate performance over periods of less then 24 months. Any evaluation will be relative to an appropriate peer group. With concentrated portfolios we believe it is particularly important to focus on long-term performance. To that end, we do not intend to disclose to shareholders, the press or anyone else, the specific performance of any subadvisor.

Flexibility: We encourage you to take advantage of the flexibility inherent in this portfolio's smaller asset base to the extent this is not at odds with your investment approach.